Exhibit 10.01

TRADEMARK SUBLICENSE AGREEMENT

This Trademark Sublicense Agreement (“Agreement”) is dated as of May 14, 2013, by and among Biglari Holdings Inc., an Indiana corporation (“Licensee”) and Steak ‘n Shake, LLC and Steak ‘n Shake Enterprises, Inc. (“Sublicensees”).

RECITALS

A.           Licensee is the exclusive licensee of the right to use and sublicense the names and marks listed and described in attached Schedule A (the “Licensed Marks”), pursuant to the Trademark License Agreement between Sardar Biglari (“Licensor”) and Licensee (the “Trademark License Agreement,” attached as Schedule B), all restrictions, protections and provisions of which that run to the benefit of Licensor are incorporated herein explicitly and/or by reference and apply to Sublicensees.

B.           It is the desire and intention of the parties that Sublicensees and their sublicensees be permitted to use the Licensed Marks in connection with Sublicensees’ Steak ‘n Shake restaurant business, regardless of whether those restaurants are operated by Licensees or franchisees or licensees.

C.           Licensor, by the letter attached as Schedule C, has provided prior written permission and authorization for Licensee and Sublicensees to enter into an agreement in this form.  By this letter, Licensor has additionally provided prior written permission and authorization for Sublicensees to register the mark STEAK ‘N SHAKE BY BIGLARI (the “Composite Mark”) in the joint names of Licensor and Sublicensees in any part or parts of the Territory, as that term is defined below.

Now, therefore, in consideration of the foregoing and the mutual promises contained herein, the parties hereby agree as follows:

1.	License.

1.01
Licensee hereby grants to Sublicensees, and Sublicensees hereby accept from Licensee, a right and license to use the Licensed Marks in connection with marks owned by Sublicensees in association with restaurant franchising (including business management assistance in the establishment and/or operating of restaurants), restaurant services, retail and retail related services, real estate services and apparel (the products and services which are the subject of this Agreement are hereinafter referred to as the “Products” and the “Services”) throughout the world (the “Territory”), including any advertising and promotion associated therewith. Licensee, in its reasonable discretion, by written notice to Sublicensees, may add additional marks to Schedule A, and such marks shall be deemed to be Licensed Marks hereunder, provided that those marks are Licensed Marks under the Trademark License Agreement. The foregoing license granted in this Paragraph 1.01 shall hereinafter be known as the “Trademark Sublicense.”   The Trademark Sublicense is granted without warranties or assurances as to the registrability or availability of the Licensed Marks.

1.02
The Licensed Marks shall not be used by Sublicensees in association with any goods or services other than the Products and Services without the express written consent of Licensee and Licensor.  The Trademark Sublicense is granted on a non-exclusive basis vis-à-vis Licensee’s use of the Licensed Marks.

1.03
Sublicensees shall not have the right to assign, transfer, or devise any rights granted herein, except that Sublicensees shall have the right to grant further sublicenses hereunder, with Licensee’s and Licensor’s approval, such approval not to be unreasonably withheld or delayed.

1.04
Notwithstanding the foregoing, Sublicensees (and their permitted sublicensees) shall have the right to permit third parties to provide Services and produce and manufacture Products or the packaging thereof for Sublicensees consistent with the quality standards and other requirements of this Agreement and the Trademark License Agreement for use in connection with activities encompassed within the scope of the Products and Services. Sublicensees (and their permitted sublicensees) will identify their Products and Services and manufacturers for the Products to Licensee and/or Licensor upon request. Sublicensees agree that any person or entity permitted to manufacture such Products shall be prohibited from manufacturing, producing, selling, distributing, or shipping Products other than to Sublicensees (or their permitted sublicensees). Sublicensees further agree to enforce such prohibition at their own expense and upon reasonable demand by Licensee and/or Licensor.

1.05
Any and all permitted sublicenses granted by Sublicensees shall be subject to the terms hereof and of the Trademark License Agreement and must reflect and contain all the restrictions, protections and provisions of this Agreement for the benefit of Licensee and the Trademark License Agreement for the benefit of Licensor, and must be approved in advance in writing by Licensee and Licensor, whose approval will not be unreasonably withheld or delayed.

1.06
Sublicensees acknowledge that Licensee is the exclusive licensee of the Licensed Marks and that Licensor is the owner of the entire right, title and interest in and to the Licensed Marks.  Sublicensees will not at any time do, or cause to be done, any act or thing in any way impairing or tending to impair any part of such right title and interest.  In connection with the use of the Licensed Marks, Sublicensees shall not in any manner represent that they have any ownership interest in the Licensed Marks.  Sublicensees shall only have the right to register the Composite Mark in the joint name of Licensor and Sublicensees and may only use the Composite Mark for the purposes for which, and for so long as, it may use the Licensed Marks hereunder.  Sublicensees hereby assign, and agree to assign in the future, any right they may have acquired or will acquire in the Licensed Marks, including any goodwill associated therewith.  The foregoing shall not be applied to impair the registration and maintenance by Sublicensees of marks containing the Licensed Marks and additional marks owned independently by Sublicensees, provided, however, that Sublicensees shall promptly cancel all registrations for trademarks that contain any of the Licensed Marks if the Trademark License Agreement is terminated.

1.07
Sublicensees acknowledge that, pursuant to the Trademark License Agreement, Licensor retained the right to use and/or register his name, and variations thereof, as a trademark or service mark in all media fields, including, but not limited to, television, print publications, film, radio, personal appearances, public addresses and other types of media.

1.08
All restrictions, protections and provisions of the Trademark License Agreement that run to the benefit of Licensor are incorporated herein explicitly and/or by reference and apply to Sublicensees and to all permitted sublicensees of Sublicensees, and must be contained in any further proposed sublicense agreement.

2.	License Term.

2.01	This Agreement shall be effective as of the date hereof, and shall continue for the period during which the Trademark License Agreement is effective (the “Term”).

3.	Royalty.

3.01
From and after the occurrence of a Triggering Event, Sublicensees shall pay to Licensee that portion of the Royalty that is attributable to Sublicensees’ Revenues with respect to the Royalty Period (as such terms are defined in the Trademark License Agreement).  Without limiting any other provision of this Agreement, the terms of Section 3 of the Trademark License Agreement shall apply to Sublicensees and to all permitted sublicensees of Sublicensees and are hereby incorporated by reference into this Agreement, and must be contained in any further proposed sublicense agreement.

4.
Quality Control.  Without limiting any other provision of this Agreement, the terms of Section 4 of the Trademark License Agreement shall apply to Sublicensees and to all permitted sublicensees of Sublicensees and are hereby incorporated by reference into this Agreement, and must be contained in any further proposed sublicense agreement.

5.
Goodwill and Enforcement of Rights.  Without limiting any other provision of this Agreement, the terms of Section 5 of the Trademark License Agreement shall apply to Sublicensees and to all permitted sublicensees of Sublicensees and are hereby incorporated by reference into this Agreement, and must be contained in any further proposed sublicense agreement.

6.
Use of Licensed Marks.  Without limiting any other provision of this Agreement, the terms of Section 6 of the Trademark License Agreement shall apply to Sublicensees and to all permitted sublicensees of Sublicensees and are hereby incorporated by reference into this Agreement, and must be contained in any further proposed sublicense agreement.

7.	Termination.

7.01	Breach of this Agreement shall be defined and treated as in Section 7.01 of the Trademark License Agreement.

7.02	Licensee may terminate this Agreement on any basis on which Licensor is entitled to terminate the Trademark License Agreement, as enumerated in Section 7.02 of the Trademark License Agreement.

7.03
Within six (6) months following the expiration or termination of this Agreement, Sublicensees (and any of their sublicensees) must cease using the Licensed Marks and at Licensee’s and/or Licensor’s sole options shall destroy or allow Licensee and/or Licensor to pick up all printed matter, tangible matter, and Product bearing any of the Licensed Marks.

8.
Indemnification and Insurance. Without limiting any other provision of this Agreement, the terms of Section 8 of the Trademark License Agreement shall apply to Sublicensees and to all permitted sublicensees of Sublicensees and are hereby incorporated by reference into this Agreement, and must be contained in any further proposed sublicense agreement.

9.
Notices. Except as otherwise set forth herein, any notices, statements or payments required to be made or given under this Agreement shall be hand delivered or sent via overnight courier, to the following persons and addresses which may change or be modified at any time in writing by the receiving parties.

To Sublicensees:

Steak ‘n Shake, LLC
36 S. Pennsylvania Street
500 Century Building
Indianapolis, IN 46204

Steak ‘n Shake Enterprises, Inc.
36 S. Pennsylvania Street
500 Century Building
Indianapolis, IN 46204

To Licensee:

Biglari Holdings Inc.
17802 IH 10 West, Suite 400
San Antonio, Texas 78257
Attention:  Bruce Lewis, Controller

To Licensor:

Sardar Biglari
c/o Biglari Holdings Inc.
17802 IH 10 West, Suite 400
San Antonio, Texas 78257

10.
Miscellaneous.  Without limiting any other provision of this Agreement, the terms of Section 10 of the Trademark License Agreement shall apply to Sublicensees and to all permitted sublicensees of Sublicensees and are hereby incorporated by reference into this Agreement, and must be contained in any further proposed sublicense agreement.

11.
Third Party Beneficiary.  Licensee and Sublicensees agree that Licensor is an intended third party beneficiary of this Agreement and all further sublicense agreements and shall have the full right and authority to enforce this Agreement and all further sublicense agreements against Sublicensees and its sublicensees.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

LICENSEE:
Biglari Holdings Inc., an Indiana Corporation

	By:	/s/ Bruce Lewis
		Name:	Bruce Lewis
		Title:	Controller
SUBLICENSEES:

Steak ‘n Shake, LLC an Indiana Limited Liability Company

	By:	/s/ Duane Geiger
		Name:	Duane Geiger
		Title:	Chief Financial Officer

Steak ‘n Shake Enterprises, Inc., an Indiana Corporation

	By:	/s/ Duane Geiger
		Name:	Duane Geiger
		Title:	Chief Financial Officer

SCHEDULE A

Biglari

Biglari Holdings